UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2007

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2007, the Registrant received an amendment to its Contract for Furnishing Health Services between the State of Illinois Department of Healthcare and Family Services and Harmony Health Plan of Illinois, Inc., a wholly-owned subsidiary of the Registrant (“Harmony”), which expands Harmony’s Medicaid service area to include the additional two counties of Jackson and Williamson.  The service area expansion is effective September 1, 2007.  A copy of the amendment is attached as exhibit 10.1 to this Current Report on Form 8-K.

On August 29, 2007, the Registrant received an executed amendment to Child Health Plus Contract No. C-014386, between the New York Department of Health and WellCare of New York, Inc., a wholly-owned subsidiary of the Registrant (“WellCare NY”), pursuant to which WellCare NY participates in the New York State Child Health Plus program.  The amendment, among other things, extends the period of the contract through December 31, 2007.  A copy of the amendment is attached as exhibit 10.2 to this Current Report.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the above-described amendments.  The above descriptions are qualified in their entirety by reference to the amendments.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the Securities and Exchange Commission.  The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to Contract for Furnishing Health Services between the State of Illinois Department of Healthcare and Family Services and Harmony Health Plan of Illinois, Inc.
10.2	Amendment to Child Health Plus Contract No. C-014386 between the New York Department of Health and WellCare of New York, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2007	WELLCARE HEALTH PLANS, INC. /s/ Thaddeus Bereday
Thaddeus Bereday
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Contract for Furnishing Health Services between the State of Illinois Department of Healthcare and Family Services and Harmony Health Plan of Illinois, Inc.
10.2	Amendment to Child Health Plus Contract No. C-014386 between the New York Department of Health and WellCare of New York, Inc.